Doma's Q1 2022 Results Show Continued Market Share Gains Fueled by Tech-Driven Value Creation in Refinance, Despite Mortgage Market Headwinds
Management reaffirms commitment to achieving EBITDA profitability in 2023 as the company continues to focus on delivering differentiated value to the home purchase market

First Quarter 2022 Business Highlights(1):
•Market share of 1.4%, up 40% versus Q1 2021 (2)
•Total revenues of $112 million, down (12)% versus Q1 2021
•Retained premiums and fees of $52 million, down (10)% versus Q1 2021
•Gross profit of $7 million, down (73)% versus Q1 2021
•Adjusted gross profit of $10 million, down (64)% versus Q1 2021
•Closed orders down (16)% versus Q1 2021, Enterprise closed orders up 38% versus Q1 2021
•Open orders down (14)% versus Q1 2021

SAN FRANCISCO--(Business Wire)--May 10, 2022-- Doma Holdings, Inc. (NYSE: DOMA) ("Doma" or the "Company"), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three months ended March 31, 2022(3). Doma’s results demonstrate further market share gains led by the continued adoption of its proprietary, machine intelligence-driven technology, despite the US mortgage industry's dramatic shift into an environment of rapidly rising interest rates and extraordinarily low housing supply.
"Doma's mission is, and always has been, to make it easier for people to buy a home," said Max Simkoff, CEO of Doma. "The recent shifts in the mortgage industry have only emphasized the need to deliver a better, faster, and more affordable home closing experience, and Doma's market share gains are continued proof that the industry sees value in our proprietary, machine learning-driven technology that is transforming the closing process. Our Q1 2022 results reflect the downturn we are seeing in the broader market, but this also gives us the conviction that our investment in moving purchase transactions onto the Doma Intelligence platform is absolutely one that will benefit home buyers and sellers, real estate professionals, and lenders in a unique and differentiated way."
Doma's year over year decline in retained premiums and fees reflects the challenges faced by the overall mortgage market, which saw a steep decline in refinance transactions in Q1 2022 and a tightening purchase market. Doma's market share gains were driven by outperformance in refinance transactions which were down 20% year over year, compared to the industry's 63% decline. In anticipation of further market challenges throughout the remainder of the year, Doma took steps in Q1 2022 to protect its path to achieve EBITDA profitability in 2023 by reducing costs and refocusing resources on a narrower set of strategic initiatives which will allow the Company to aggressively focus on the transition of additional purchase transactions onto the Doma Intelligence platform.
"While we believe the mortgage market will continue to face significant challenges this year, we are confident in our ability to continue to drive market share gains in both the refinance and purchase markets," said Mike Smith, Chief Accounting Officer and future Acting Chief Financial Officer at Doma. "In an environment of rising interest rates and low housing inventory, Doma's value proposition becomes even more attractive to lenders and real estate professionals who are looking to close loans faster and minimize costs for home buyers and sellers."

(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
(2) To calculate market share, Doma's purchase and refinance closed orders are divided by total industry purchase and refinance closed order statistics as published by the Mortgage Bankers Association.
(3) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this first quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

First Quarter 2022 Growth Drivers and Recent Business Highlights
•Market share growth of 40% year over year, climbing to 1.4% in Q1 2022 vs. 1.0% in Q1 2021
•Strong outperformance in refinance order volume in our enterprise segment, representing closed order growth of 38% year over year, driven by the continued adoption of our Doma Intelligence technology among lender referral partners, including by 11 new bank and non-bank mortgage originators and the expansion of existing enterprise business into new states
•A refocusing of resources to a narrower set of strategic initiatives that will allow the Company to target investment almost exclusively within the home purchase market and drive differentiated, tech-led value to home buyers and sellers in a time when interest rates have risen at a rate not seen in 28 years and where housing inventory remains at historic lows, including:
◦The exploration of a Doma Intelligence-driven purchase offering for existing and new lender referral partners.
◦Significant reductions in cost structure across the Company to align with reduced refinance volume and investment in moving additional purchase transactions onto the Doma Intelligence platform. This includes the recent workforce reduction that will result in approximately $4 million of second quarter charges but an overall annualized compensation expense savings of approximately $30 million.
◦A re-scoped and streamlined investment plan across efforts to expand into home warranty and appraisal; and
◦Optimization of customer acquisition strategies and geographic expansion within the home purchase market that facilitate faster and more cost-effective growth.
•Management affirmation that the Company remains on its previously communicated timeline to achieve adjusted EBITDA profitability in 2023
•Named as one of Inc.'s Best Workplaces of 2022, for the second year in a row

2022 Full Year Outlook (1):
▪GAAP Financial Measures
•For the full year, Doma expects gross profit of between $71 million and $86 million
▪Non-GAAP Financial Measures
•Doma expects retained premiums and fees of between $220 million and $240 million
•Doma expects ratio of adjusted gross profit to retained premiums and fees between 39% and 42%
•Doma expects adjusted EBITDA between negative $120 million and negative $100 million
•Doma intends to reach adjusted EBITDA positive in 2023

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit, plus depreciation and amortization. Adjusted EBITDA is defined as net loss before interest expense, income taxes, depreciation and amortization, stock-based compensation and change in fair value of warrant and sponsor covered shares liabilities. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Tuesday, May 10, to present its first quarter 2022 financial results.
The telephonic version of the call can be accessed by dialing:
Participant Toll Free Dial-In Number: (844) 615-6508
Participant International Dial-In Number: (918) 922-3146
Conference ID: 5534256
The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.
Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in the "Risk Factors" section of the documents filed by Doma from time to time with the SEC.
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Beatriz Bartolome | Head of Investor Relations for Doma | ir@doma.com
Media Contact: Camilla Whitmore | Lead, Public Relations for Doma | press@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended March 31,
	2022	2021
	(in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	35,192	41,084
Closed orders	27,347	32,650

GAAP financial data:
Revenue (1)	$112,207	$127,796
Gross profit (2)	$7,134	$26,414
Net loss (3)	$(50,026)	$(11,758)
Non-GAAP financial data (4):
Retained premiums and fees	$51,605	$57,458
Adjusted gross profit	$10,370	$29,121
Ratio of adjusted gross profit to retained premiums and fees	20%	51%
Adjusted EBITDA	$(44,905)	$(3,277)

_________________
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Net loss is made up of the components of revenue and expenses.
(4)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Revenue	$112,207	$127,796
Minus:
Premiums retained by third-party agents	60,602	70,338
Retained premiums and fees	$51,605	$57,458
Minus:
Direct labor	27,798	17,979
Provision for claims	4,611	3,249
Depreciation and amortization	3,236	2,707
Other direct costs (1)	8,826	7,109
Gross Profit	$7,134	$26,414
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Gross Profit	$7,134	$26,414
Adjusted for:
Depreciation and amortization	3,236	2,707
Adjusted Gross Profit	$10,370	$29,121
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss (GAAP)	$(50,026)	$(11,758)
Adjusted for:
Depreciation and amortization	3,236	2,707
Interest expense	4,207	3,360
Income taxes	185	125
EBITDA	$(42,398)	$(5,566)
Adjusted for:
Stock-based compensation	11,393	2,289
Change in fair value of Warrant and Sponsor Covered shares liabilities	(13,900)	—
Adjusted EBITDA	$(44,905)	$(3,277)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Adjusted Gross Profit	$10,370	$29,121
Minus:
Customer acquisition costs	15,925	9,895
Other indirect costs (1)	39,350	22,503
Adjusted EBITDA	$(44,905)	$(3,277)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Outlook reconciliations
The following tables reconcile the ranges of expected retained premiums and fees to expected gross profit and the ranges expected adjusted gross profit to expected gross profit, which, in each case, is the most comparable GAAP measure, for the full year ended December 31, 2022.

	Year Ended December 31, 2022
	Low	High
	(in thousands)
Retained premiums and fees	$220,000	$240,000
Minus:
Estimated adjustments (1)	149,000	154,000
Gross Profit	$71,000	$86,000

	Year Ended December 31, 2022
	Low	High
	(in thousands)
Gross Profit	$71,000	$86,000
Adjusted for:
Depreciation and amortization	15,000	15,000
Adjusted Gross Profit	$86,000	$101,000

Outlook for Other Key Operating Indicators
Ratio of adjusted gross profit to retained premiums and fees	39%	42%
Adjusted EBITDA	$(120,000)	$(100,000)
With respect to our guidance on adjusted EBITDA, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure, which would be net loss, due to the high variability, complexity and low visibility with respect to certain items such as income taxes and changes in the fair value of Warrant and Sponsor Covered shares liabilities. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.
__________________
(1)Estimated adjustments include direct labor, provision for claims, depreciation and amortization, and other direct costs (which includes title examination expense, office supplies, and premium and other taxes).

Doma Holdings, Inc.
Consolidated Statements of Operations

	Three months ended March 31,
(In thousands, except share and per share information)	2022	2021
Revenues:
Net premiums written (1)	$95,666	$107,992
Escrow, other title-related fees and other	16,113	18,575
Investment, dividend and other income	428	1,229
Total revenues	$112,207	$127,796

Expenses:
Premiums retained by Third-Party Agents (2)	$60,602	$70,338
Title examination expense	5,981	4,853
Provision for claims	4,611	3,249
Personnel costs	77,793	43,464
Other operating expenses	22,754	14,165
Total operating expenses	$171,741	$136,069

Loss from operations	$(59,534)	$(8,273)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	13,900	—
Interest expense	(4,207)	(3,360)
Loss before income taxes	$(49,841)	$(11,633)

Income tax expense	(185)	(125)
Net loss	$(50,026)	$(11,758)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.15)	$(0.17)
Weighted average shares outstanding common stock - basic and diluted	323,890,562	67,418,142
__________________
(1)Net premiums written includes revenues from a related party of $27.7 million and $24.7 million during the three months ended March 31, 2022 and 2021, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $22.5 million and $19.9 million during the three months ended March 31, 2022 and 2021, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

(In thousands, except share information)	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$319,436	$379,702
Restricted cash	2,784	4,126
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $382 at March 31, 2022 and $0 at December 31, 2021)	62,416	67,164
Mortgage loans	1,141	2,022
Other long-term investments	325	325
Total investments	$63,882	$69,511
Receivables (net of allowance for credit losses of $1,226 at March 31, 2022 and $1,082 at December 31, 2021)	12,496	15,498
Prepaid expenses, deposits and other assets	10,844	15,692
Lease right-of-use assets	26,701	—
Fixed assets (net of accumulated depreciation of $22,323 at March 31, 2022 and $19,543 at December 31, 2021)	52,801	45,953
Title plants	13,952	13,952
Goodwill	111,487	111,487
Total assets	$614,383	$655,921

Liabilities and stockholders’ equity
Accounts payable	$3,891	$6,930
Accrued expenses and other liabilities	35,477	54,149
Lease liabilities	27,659	—
Senior secured credit agreement, net of debt issuance costs and original issue discount	144,858	141,769
Liability for loss and loss adjustment expenses	82,534	80,267
Warrant liabilities	6,067	16,467
Sponsor Covered Shares liability	1,916	5,415
Total liabilities	$302,402	$304,997

Stockholders’ equity:
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at March 31, 2022; 324,348,254 and 323,347,806 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	33	33
Additional paid-in capital	554,552	543,070
Accumulated deficit	(242,604)	(192,179)
Accumulated other comprehensive income	—	—
Total stockholders’ equity	$311,981	$350,924
Total liabilities and stockholders’ equity	$614,383	$655,921

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three Months Ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022
Revenues:
Net premiums written	$56,817	$86,334	$103,587	$98,870	$107,992	$109,271	$141,491	$116,598	$95,666
Escrow, other title-related fees and other	13,174	13,382	16,742	17,977	18,575	20,065	20,452	20,493	16,113
Investment, dividend and other income	818	707	743	663	1,229	650	639	588	428
Total revenues	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207

Expenses:
Premiums retained by Third-Party Agents	$33,102	$56,006	$67,024	$64,011	$70,338	$65,181	$91,596	$71,330	$60,602
Title examination expense	3,865	3,322	4,624	4,393	4,853	5,500	5,289	6,495	5,981
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807	6,685	4,594	4,611
Personnel costs	35,718	32,737	36,197	38,874	43,464	53,954	62,410	78,306	77,793
Other operating expenses	10,640	10,286	10,210	12,149	14,165	17,181	21,693	26,912	22,754
Total operating expenses	$85,108	$105,391	$123,297	$124,699	$136,069	$148,623	$187,673	$187,637	$171,741

Loss from operations	$(14,299)	$(4,968)	$(2,225)	$(7,189)	$(8,273)	$(18,637)	$(25,091)	$(49,958)	$(59,534)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	—	(4,478)	11,169	13,900
Interest expense	(2,112)	(1,123)	(1,193)	(1,151)	(3,360)	(4,451)	(4,531)	(4,519)	(4,207)
Loss before income taxes	$(16,411)	$(6,091)	$(3,418)	$(8,340)	$(11,633)	$(23,088)	$(34,100)	$(43,308)	$(49,841)

Income tax expense	(175)	(241)	(204)	(223)	(125)	(211)	(170)	(421)	(185)
Net loss	(16,586)	(6,332)	(3,622)	(8,563)	(11,758)	(23,299)	(34,270)	(43,729)	(50,026)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022
Revenue	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207
Minus:
Premiums retained by Third-Party Agents	33,102	56,006	67,024	64,011	70,338	65,181	91,596	71,330	60,602
Retained premiums and fees	$37,707	$44,417	$54,048	$53,499	$57,458	$64,805	$70,986	$66,349	$51,605
Minus:
Direct labor	16,314	13,898	14,892	17,050	17,979	20,902	23,948	26,787	27,798
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807	6,685	4,594	4,611
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236
Other direct costs(1)	5,137	4,898	6,314	4,186	7,109	7,561	10,073	10,322	8,826
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236
Adjusted Gross Profit	$14,473	$22,581	$27,600	$26,991	$29,121	$29,535	$30,280	$24,646	$10,370
Adjusted EBITDA

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022
Net loss (GAAP)	$(16,586)	$(6,332)	$(3,622)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236
Interest expense	2,112	1,123	1,193	1,151	3,360	4,451	4,531	4,519	4,207
Income taxes	175	241	204	223	125	211	170	421	185
EBITDA	$(13,183)	$(4,069)	$(1,004)	$(4,610)	$(5,566)	$(15,616)	$(27,591)	$(36,174)	$(42,398)
Adjusted for:
Stock-based compensation	308	282	355	1,550	2,289	3,713	3,004	11,040	11,393
COVID-related severance costs	—	1,385	—	—	—	—	—	—	—
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	—	4,478	(11,169)	(13,900)
Adjusted EBITDA	$(12,875)	$(2,402)	$(649)	$(3,060)	$(3,277)	$(11,903)	$(20,109)	$(36,303)	$(44,905)